UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 16, 2016
Date of Report (date of earliest event reported)

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Copart, Inc. (the "Company") previously adopted, subject to stockholder approval, the Copart, Inc. Amended and Restated 2014 Equity Incentive Plan (the "Plan"), which among other things (i) increases the number of shares of common stock of the Company reserved for issuance under the Plan from 12,000,000 to 16,000,0000 shares, and (ii) extends the term of the Plan through 2026. The Plan also adds provisions that may require a participant to forfeit, return, or reimburse the Company for all or a portion of his or her award and any amounts paid under the award in order to comply with any clawback policy of the Company or any applicable law. The Plan also re-approves the material terms of the original Plan. At the Company's annual meeting of stockholders (the "Annual Meeting") held on December 16, 2016, the stockholders of the Company approved and ratified the Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Board of Directors of the Company previously adopted, subject to stockholder approval, a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment"). The Amendment eliminates cumulative voting by the Company's stockholders in the election of directors. At the Annual Meeting held on December 16, 2016, the stockholders of the Company approved and ratified the Amendment.
The Board of Directors of the Company also previously adopted, subject to the approval of the Amendment, Amended and Restated Bylaws of the Company to require that a nominee in an uncontested election receive a majority of the votes cast in order to be elected to our Board. The Bylaws amendment to implement a majority voting standard retains the plurality standard in contested director elections in which there are more candidates than available seats. Under the Company's Amended and Restated Bylaws, our directors are required to tender a contingent resignation upon their nomination for re-election to our Board. This contingent resignation only takes effect if (i) the director does not receive more “for” votes than “against” votes at our annual meeting of stockholders, and (ii) the Board accepts the resignation. Prior to the Board’s determination of whether to accept such resignation, our nominating and governance committee shall recommend to the Board whether to accept or reject such resignation, or take other action, in the event that the director at issue does not receive more “for” votes than “against” votes at our annual meeting of stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.
We held our 2016 annual meeting of stockholders on December 16, 2016 (the “Annual Meeting”). Of the 114,511,198 shares of our common stock outstanding as of the record date of October 25, 2016, 109,747,345 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 96% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.
Election of Directors. The stockholders elected the following nominees to serve as directors, each to hold office until the Company’s 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Willis J. Johnson	96,761,347	7,212,908	5,773,090
A. Jayson Adair	99,215,728	4,758,527	5,773,090
Matt Blunt	100,590,974	3,383,281	5,773,090
Steven D. Cohan	95,038,305	8,935,950	5,773,090
Daniel J. Englander	96,360,984	7,613,271	5,773,090
James E. Meeks	93,595,654	10,378,601	5,773,090
Vincent W. Mitz	93,254,709	10,719,546	5,773,090
Thomas N. Tryforos	99,610,041	4,364,214	5,773,090

2.
Approval of the Amended and Restated 2007 Equity Incentive Plan. The stockholders approved the amendment to and restatement of our 2007 Equity Incentive Plan, including amendments to increase the number of shares reserved under the plan from 12,000,000 shares to 16,000,000 and to extend the term of the plan through 2026:

Votes For	Votes Against	Abstentions	Broker Non-Votes
95,698,694	8,158,984	116,577	5,773,090

3.
Approval of an amendment to our Certificate of Incorporation. The stockholders approved the amendment to our Certificate of Incorporation to remove the provision providing for cumulative voting by stockholders for the election of members of our Board:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,840,723	3,076,936	56,596	5,773,090

4.
Advisory Vote on Approval of Executive Compensation. On an advisory (non-binding) basis, the stockholders approved the compensation of our named executive officers for the year ended July 31, 2016 as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,870,979	10,949,186	154,090	5,773,090

5.
Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,766,451	1,915,052	65,842	—

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Copart, Inc. Amended and Restated 2007 Equity Incentive Plan
10.2	Certificate of Amendment to Certificate of Incorporation
10.3	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     December 22, 2016                 COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Copart, Inc. Amended and Restated 2007 Equity Incentive Plan
10.2	Certificate of Amendment to Certificate of Incorporation
10.3	Amended and Restated Bylaws